WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Brazos International Exploration, Inc.

A NEVADA CORPORATION

The undersigned Directors, being the Directors of Brazos International Exploration, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1

Increase of Authorized Share Capital of Common Shares

RESOLVED, that the authorized share capital of common Shares of the Corporation be increased from 70,000,000 common share Par Value $0.001 to 1,500,000,000 common shares Par Value $0.001

Dated: August 11, 2010

The undersigned, being all the Directors of Brazos International Exploration, Inc., waives the required notice of meeting and consents to all actions taken hereby.

/S/ Samuel Weiss

__________________________

Samuel Weiss, President/CEO

Secretary Treasurer and Director

/s/ James R. Renfro

______________________________

James R. Renfro, Director